Exhibit 10.29

ISLE OF CAPRI BLACK HAWK, L.L.C.

SECOND AMENDMENT

TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of July 26, 2004 and entered into by and among ISLE OF CAPRI BLACK HAWK, L.L.C., a Colorado limited liability company (“Borrower”), the Credit Support Parties (as hereafter defined) solely for purposes of Section 4 hereof, the financial institutions party to the Credit Agreement (“Lenders”) and CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent for Lenders (“Administrative Agent”), and is made with reference to that certain First Amended and Restated Credit Agreement dated as of April 22, 2003 (as amended to date, the “Credit Agreement”), by and among Borrower, Lenders, the other agents named therein and Administrative Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

WHEREAS, Borrower and Lenders desire to amend the Credit Agreement to amend the maximum Consolidated Total Leverage ratio and the minimum Consolidated EBITDA covenant, modify the definition of Applicable LIBOR Margin and make certain other amendments, all as set forth below;

NOW, THEREFORE, in consideration of the foregoing recitals and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.  AMENDMENTS AND WAIVERS TO THE CREDIT AGREEMENT

1.1  Amendments to Section 1: Definitions

A.  Subsection 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions, which shall be inserted in proper alphabetical order:

“Second Amendment” means that certain Second Amendment to First Amended and Restated Credit Agreement dated as of July 26, 2004.

“Second Amendment Effective Date” has the meaning assigned to that term in the Second Amendment.

B.  Subsection 1.1 of the Credit Agreement is further amended by amending and restating the following definitions to read in their entirety as follows:

“Applicable LIBOR Margin” means with respect to Revolving Loans and Tranche C Term Loans that are LIBOR Loans, a percentage per annum as set forth below opposite the applicable Consolidated Total Leverage Ratio:

Consolidated Total Leverage Ratio	Applicable LIBOR Margin
	Revolving Loans	Tranche C Term Loans
Less than 1.00:1.00	2.75%	3.00%
Greater than or equal to 1.00:1.00 but less than 1.50:1.00	3.00%	3.00%
Greater than or equal to 1.50:1.00 but less than 2.00:1.00	3.25%	3.00%
Greater than or equal to 2.00:1.00 but less than 2.50:1.00	3.50%	3.00%
Greater than or equal to 2.50:1.00 but less than 3.00:1.00	3.50%	3.00%
Greater than or equal to 3.00:1.00 but less than 4.25:1:00	3.50%	3.00%
Greater than 4.25:1.00	3.50%	3.25%

1.2  Amendments to Section 7: Borrower’s Negative Covenants

A.  Consolidated Total Leverage Ratio. Subsection 7.6B of the Credit Agreement is amended and restated to read in its entirety as follows:

“B.  Maximum Consolidated Total Leverage Ratio. Borrower shall not permit the Consolidated Total Leverage Ratio as of the last day of the most recently ended Fiscal Quarter ending during any of the periods set forth below to exceed the correlative ratio indicated:

Period	Maximum Total Leverage Ratio
1st Fiscal Quarter, Fiscal Year 2005 2nd Fiscal Quarter, Fiscal Year 2005 3rd Fiscal Quarter, Fiscal Year 2005 4th Fiscal Quarter, Fiscal Year 2005	3.50 : 1.00 4.00 : 1.00 4.90 : 1.00 5.00 : 1.00
1st Fiscal Quarter, Fiscal Year 2006 2nd Fiscal Quarter, Fiscal Year 2006 3rd Fiscal Quarter, Fiscal Year 2006 4th Fiscal Quarter, Fiscal Year 2006	4.90 : 1.00 4.75 : 1.00 4.50 : 1.00 4.25 : 1.00
1st Fiscal Quarter, Fiscal Year 2007 2nd Fiscal Quarter, Fiscal Year 2007 3rd Fiscal Quarter, Fiscal Year 2007 4th Fiscal Quarter, Fiscal Year 2007	3.00 : 1.00 3.00 : 1.00 3.00 : 1.00 3.00 : 1.00
1st Fiscal Quarter, Fiscal Year 2008 and each Fiscal Quarter thereafter	2.50:1.00

B.  Minimum Consolidated EBITDA. Subsection 7.6C of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“C.  Minimum Consolidated EBITDA. Borrower shall not permit Consolidated EBITDA for any four-Fiscal Quarter period to be less than the amounts set forth below; provided, however, that upon the consummation of the Grande Sale, Borrower shall not permit Consolidated EBITDA for any four-Fiscal Quarter period to be less than the amounts set forth below less the amount of Grande’s Consolidated EBITDA for the four-Fiscal Quarter period most recently ending prior to the Grande Sale.

Period	Minimum Consolidated EBITDA
1st Fiscal Quarter, Fiscal Year 2005 2nd Fiscal Quarter, Fiscal Year 2005 3rd Fiscal Quarter, Fiscal Year 2005 4th Fiscal Quarter, Fiscal Year 2005	$45,000,000 $40,000,000 $36,000,000 $36,000,000
1st Fiscal Quarter, Fiscal Year 2006 2nd Fiscal Quarter, Fiscal Year 2006 3rd Fiscal Quarter, Fiscal Year 2006 4th Fiscal Quarter, Fiscal Year 2006	$37,500,000 $40,000,000 $42,500,000 $45,000,000
1st Fiscal Quarter, Fiscal Year 2007 2nd Fiscal Quarter, Fiscal Year 2007 3rd Fiscal Quarter, Fiscal Year 2007 4th Fiscal Quarter, Fiscal Year 2007	$45,000,000 $45,000,000 $45,000,000 $45,000,000
1st Fiscal Quarter, Fiscal Year 2008 and each Fiscal Quarter thereafter	$45,000,000

Section 2.  CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the (“Second Amendment Effective Date”)):

A.  Deliveries. On or before the Second Amendment Effective Date, Borrower shall deliver to Administrative Agent the following, each, unless otherwise noted, dated the Second Amendment Effective Date:

1.  Borrower and Credit Support Party Documents. With respect to Borrower and each other Credit Support Party, as the case may be, a Secretary’s Certificate, in form and substance reasonably satisfactory to Administrative Agent and dated the Second Amendment Effective Date, certifying that the Organizational Documents of Borrower and each other Credit Support Party and the signature and incumbency certificate of Borrower and each other Credit Support Party, in each case, as delivered to Administrative Agent on the Effective Date, are in full force and effect and have not been amended or modified in any respect since the Effective Date; and

2.  Amendment. From (i) the Requisite Lenders, and (ii) Borrower and the other Credit Support Parties, (1) a counterpart of this Amendment signed on behalf of such party, or (2) written evidence satisfactory to Administrative Agent (which may include telecopy transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment.

B.  Proceedings. On or before the Second Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

C.  Fees. Administrative Agent shall have received for the ratable benefit of the consenting Lenders an amendment fee equal to 0.125% of the aggregate Commitments of such consenting Lenders.

Section 3.  BORROWER’S REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Borrower represents and warrants to each Lender that the following statements are true, correct and complete:

A.  Power and Authority. Borrower and the other Credit Support Parties have all requisite power and authority to enter into this Amendment and all other documents to be delivered by Borrower and the other Credit Support Parties pursuant to the Amendment (collectively, the “Amendment Documents”) and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”) and the other Loan Documents to which they are a party.

B.  Authorization of Agreements. The execution and delivery of this Amendment the performance of the Amended Agreement have been duly authorized by all necessary action on the part of the Loan Parties.

C.  No Conflict. The execution and delivery by Borrower and the Credit Support Parties of this Amendment and the performance by Borrower and the other Credit Support Parties of the Amendment and the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Borrower or any of its Subsidiaries, the Organizational Documents of Borrower or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Borrower or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Borrower or any of its Subsidiaries (other than any such conflict, breach or default which could not reasonably be expected to result in a Material Adverse Effect), (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrower or any of its Subsidiaries (other than any Lien created under any of the Loan Documents in favor of the Administrative Agent), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Borrower or any of its Subsidiaries.

D.  Governmental Consents. The execution and delivery by Borrower and the Credit Support Parties of this Amendment and the performance by Borrower and the Credit Support Parties of the Amendment and Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except for notice to the Colorado Gaming Authorities and the right of the Colorado Gaming Authorities to require subsequent approval of, or changes to, or termination of, this Amendment, the Amended Agreement or the other Loan Documents.

E.  Binding Obligation. This Amendment has been duly executed and delivered by Borrower and the Credit Support Parties and this Amendment and the Amended Agreement are the legally valid and binding obligations of Borrower, enforceable against Borrower and the other Credit Support Parties in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

F.  Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

G.  Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

Section 4.  ACKNOWLEDGEMENT AND CONSENT

Each Subsidiary Guarantor listed on the signatures pages hereof (each, a “Credit Support Party”) hereby acknowledges and agrees that each of the Subsidiary, Guaranty and each Collateral Document (each, a “Credit Support Document”) to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Subsidiary Guarantor represents and warrants that all representations and warranties applicable to such Subsidiary Guarantor contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

Each Subsidiary Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Subsidiary Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Subsidiary Guarantor to any future amendments to the Credit Agreement.

Section 5.  MISCELLANEOUS

A.  Reference to and Effect on the Credit Agreement and the Other Loan Documents.

1.  On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

2.  Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

3.  The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

B.  Fees and Expenses. Borrower acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Borrower.

C.  Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

D.  Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

E.  Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

ISLE OF CAPRI BLACK HAWK, L.L.C.

By:   /s/ REXFORD A. YEISLEY
Rexford A. Yeisley
Senior Vice President and Chief Financial Officer

THE CREDIT SUPPORT PARTIES:

ISLE OF CAPRI BLACK HAWK CAPITAL CORP.

By:   /s/ REXFORD A. YEISLEY
Rexford A. Yeisley
Senior Vice President and Chief Financial Officer

IOC- BLACK HAWK DISTRIBUTION COMPANY, LLC

By:  Isle of Capri Black Hawk, L.L.C., its sole member

By:   /s/ REXFORD A. YEISLEY
Rexford A. Yeisley
Senior Vice President and Chief Financial Officer

IC HOLDINGS COLORADO, INC.

By:   /s/ REXFORD A. YEISLEY
Rexford A. Yeisley
Senior Vice President and Chief Financial Officer

CCSC/BLACKHAWK, INC.

By:   /s/ REXFORD A. YEISLEY
Rexford A. Yeisley
Senior Vice President and Chief Financial Officer

COLORADO GRANDE ENTERPRISES, INC.

By:   /s/ REXFORD A. YEISLEY
Rexford A. Yeisley
Senior Vice President and Chief Financial Officer

CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent

By:  /s/ DEAN J. DECKER
Dean J. Decker
Managing Director
CIBC World Markets Corp., AS AGENT

CIBC INC., as a Lender

By:  /s/ DEAN J. DECKER
Dean J. Decker
Managing Director
CIBC World Markets Corp., AS AGENT

By signing below, the undersigned Lender hereby (i) authorizes Canadian Imperial Bank of Commerce, in its capacity as Administrative Agent pursuant to that certain First Amended and Restated Credit Agreement dated as of April 22, 2003 among Isle of Capri Black Hawk, L.L.C., Canadian Imperial Bank of Commerce, as administrative agent for the financial institutions listed therein (in such capacity, “Administrative Agent”) and the other parties named therein to execute and deliver that certain Second Amendment to First Amended and Restated Credit Agreement dated as of July 26, 2004 on such Lender’s behalf, (ii) approves such Second Amendment to First Amended and Restated Credit Agreement and (iii) agrees that such Second Amendment to First Amended and Restated Credit Agreement shall be binding upon such Lender.

______________________________________,
as a Lender

By: ________________________________
Name:
Title: